UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 8, 2015

GREEN SUPPLEMENTS ONLINE INC.

(Exact Name of Registrant as Specified in Charter)

Nevada	000-55262	33-1227348
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

PE Wanda Building, No. 439, 23rd Floor Changjiang Road Xigang district, Dalian People’s Republic of China
(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: 86-165-0392-5151

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01	Changes in Registrant’s Certifying Accountant

On September 8, 2015, Green Supplements Online Inc. (the “Company”) was notified of the resignation of its independent public accounting firm, KLJ & Associates, LLP (“KLJ”). The Company’s board of directors accepted the resignation of KLJ upon receipt of the notification and has commenced a search for a new independent public accounting firm.

KLJ’s report dated July 30, 2015 on the financial statements of the Company as of and for the fiscal year ended April 30, 2015 contained a reservation that such financial statements raise a substantial doubt as to the Company’s ability to continue as a going concern. Except as set forth in the previous sentence, however, KLJ’s reports on the financial statements of the Company as of and for the two years ended April 30, 2015 did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to the audit scope, procedure or accounting principles.

During the Company’s two fiscal years ended April 30, 2015, there were no disagreements between the Company and KLJ on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to KLJ’s satisfaction, would have caused them to make reference to the subject matter of the disagreement in connection with their reports on the Company’s financial statements for such years or periods and there were no reportable events as described in Item 304(a)(1)(v) of Regulation S-K. The Company has provided KLJ with a copy of the foregoing disclosures. Attached as Exhibit 16.1 is a copy of KLJ’s letter to the Securities and Exchange Commission, dated September 11, 2015, stating its agreement with such statements.

Item 9.01.	Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description

16.1	Letter from KLJ to the Securities and Exchange Commission dated September 11, 2015.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GREEN SUPPLEMENTS ONLINE INC.

Date: September 11, 2015	By:	/s/ Peter H. Tong
	Name:	Peter H. Tong
	Title:	Interim Chief Executive Officer and Chief Financial Officer

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Exhibit Index

Exhibit No.	Description

16.1	Letter from KLJ to the Securities and Exchange Commission dated September 11, 2015.